Exhibit 99

Electronic Retailer ValueVision Media Reports Q2 2013 Net Sales Up 10%

MINNEAPOLIS, MN – August, 21, 2013 – ValueVision Media, Inc. (NASDAQ: VVTV), a multichannel electronic retailer via TV, Internet and mobile, today announced results for its fiscal 2013 second quarter (Q2’13) ended August 3, 2013. ValueVision will host an investor conference call/webcast today at 4:30 pm ET, details below. As previously announced, ValueVision is transitioning its consumer brand to ShopHQ from ShopNBC over the balance of fiscal 2013.

ValueVision’s Q2’13 net sales increased 10% to $149 million versus Q2’12, driven primarily by strong results in the Fashion & Accessories and Home & Consumer Electronics categories. Adjusted EBITDA improved to $4 million in Q2’13 versus $1 million in the same quarter last year, reflecting higher sales and lower TV distribution costs. ValueVision reported Q2’13 net loss of $1 million, or ($0.02) per share, compared to a net loss of $4 million, or ($0.08) per share, in Q2’12.

Year to date, the Company reported net sales up 10% to $300 million, adjusted EBITDA of $10 million, and net income of $0.2 million.

SUMMARY RESULTS AND KEY OPERATING METRICS
($ Millions, except per share and average price points)

	Three months ended			Six months ended
	8/3/2013	7/28/2012		8/3/2013	7/28/2012
	Q2 '13	Q2 '12	Change	YTD	YTD	Change
Net Sales	$149	$135	10%	$300	$272	10%
Gross Profit	$56	$52	8%	$113	$103	10%
Gross Profit %	37.5%	38.2%	-70bps	37.6%	37.8%	-20bps
EBITDA, as adjusted	$4	$1	$3	$10	$0	$10
Net Income/(Loss)	$(1)	$(4)	$3	$0.2	$(13)	$13
Net Income/(Loss) per Share	$(0.02)	$(0.08)	$0.06	$0.00	$(0.26)	$0.26

Homes (Average 000s)	86,538	82,432	5%	85,670	81,932	5%
Net Shipped Units (000s)	1,627	1,239	31%	3,124	2,584	21%
Average Price Point	$83	$102	-19%	$87	$98	-11%
Return Rate %	22.5%	21.6%	90bps	22.5%	21.4%	110bps
Internet Net Sales %	45.1%	45.4%	-30bps	45.7%	45.7%	0bps
Total Customers - 12 month rolling	1,200,922	1,083,791	11%	N/A	N/A

Total customers purchasing over the last 12 months rose 11% to 1.2 million, reflecting a broader mix of merchandise at lower average price points, improved customer experience, and the benefits of expanded TV distribution. More specifically, the size of the total customer base that purchased during the three months of Q2’13 increased 22% versus the same period last year.

Net shipped units rose 31% to 1.6 million in Q2’13, reflecting continued diversification of the Company’s merchandise mix and a 19% decline in the average price point. Internet sales penetration remained strong at 45%. Mobile net sales grew 56%, increasing to 23% of Internet sales compared to 16% in Q2’12.

ValueVision CEO, Keith Stewart, said, “Second quarter results showed strong top line growth and our fifth consecutive quarter of positive Adjusted EBITDA. We continued to make progress in broadening our product offerings as well as accelerated new and retained customer growth. Our rebranding to ShopHQ, your shopping headquarters, is progressing well and our customers are responding positively.”

ValueVision EVP and CFO, William McGrath, said, “Our balance sheet condition remains strong. We ended the second quarter with a cash balance, including restricted cash, of $35 million. Major cash expenditures in the quarter included the final payment under our trademark license agreement with NBCUniversal of $2.8 million as well as $2.5 million in capital expenditures. ValueVision continues to maintain $12 million in undrawn availability under its $50 million credit facility with PNC. This availability further strengthens our balance sheet condition.”

Conference Call / Webcast Today, Wednesday, August 21 at 4:30 pm ET:

WEBCAST/WEB REPLAY: http://www.media-server.com/m/p/7yqrbt7i

TELEPHONE: 866-277-1184; Passcode: 95412533

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding debt extinguishment; non-operating gains (losses); non-cash impairment charges and write-downs; and non-cash share-based compensation expense. The Company has included the term “Adjusted EBITDA” in our EBITDA reconciliation in order to adequately assess the operating performance of our television and Internet businesses and in order to maintain comparability to our analyst's coverage and financial guidance, when given. Management believes that Adjusted EBITDA allows investors to make a more meaningful comparison between our business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under its management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to net income (loss), its most directly comparable GAAP financial measure, in this release.

About ValueVision Media, ShopNBC and ShopHQ

ValueVision Media, Inc. is a multichannel retailer that enables customers to shop and interact via TV, phone, Internet and mobile in the merchandise categories of Home & Consumer Electronics, Beauty, Health & Fitness, Fashion & Accessories, and Jewelry & Watches. ValueVision is transitioning its consumer brand to ShopHQ, your shopping headquarters, from ShopNBC over the balance of fiscal 2013. ValueVision’s television network reaches over 86 million cable and satellite homes and is also available nationwide via live streaming at www.shophq.com. Please visit www.shopnbc.com/ir for more investor information.

Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants;  our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(tables follow)

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	August 3,	February 2,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,360	$26,477
Restricted cash and investments	2,100	2,100
Accounts receivable, net	84,739	98,360
Inventories	48,965	37,155
Prepaid expenses and other	7,357	6,620
Total current assets	175,521	170,712

Property and equipment, net	24,302	24,665
FCC broadcasting license	12,000	12,000
NBC trademark license agreement, net	1,998	3,997
Other assets	857	725
	$214,678	$212,099

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$64,427	$65,719
Accrued liabilities	31,977	30,596
Deferred revenue	85	85
Total current liabilities	96,489	96,400

Deferred revenue	378	420
Long term deferred tax liability	580	-
Long term credit facility	38,000	38,000
Total liabilities	135,447	134,820

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 49,455,336 and 49,139,361 shares issued and outstanding	494	491
Warrants to purchase 6,000,000 shares of common stock	533	533
Additional paid-in capital	408,969	407,244
Accumulated deficit	(330,765)	(330,989)
Total shareholders' equity	79,231	77,279
	$214,678	$212,099

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	For the Three Month Periods Ended		For the Six Month Periods Ended

	August 3,	July 28,	August 3,	July 28,
	2013	2012	2013	2012

Net sales	$148,564	$135,179	$299,918	$271,728
Cost of sales	92,907	83,499	187,228	169,016
Gross profit	55,657	51,680	112,690	102,712
Margin %	37.5%	38.2%	37.6%	37.8%

Operating expense:
Distribution and selling	46,542	47,181	92,794	95,546
General and administrative	6,177	4,537	12,069	9,204
Depreciation and amortization	3,098	3,424	6,303	6,852
Total operating expense	55,817	55,142	111,166	111,602

Operating income (loss)	(160)	(3,462)	1,524	(8,890)

Other expense:
Interest income	3	4	14	4
Interest expense	(348)	(384)	(726)	(3,192)
Loss on debt extinguishment	-	-	-	(500)
Total other expense	(345)	(380)	(712)	(3,688)

Income (loss) before income taxes	(505)	(3,842)	812	(12,578)

Income tax provision	(294)	(3)	(588)	(6)

Net income (loss)	$(799)	$(3,845)	$224	$(12,584)

Net income (loss) per common share	$(0.02)	$(0.08)	$0.00	$(0.26)

Net income (loss) per common share - assuming dilution	$(0.02)	$(0.08)	$0.00	$(0.26)

Weighted average number of common shares outstanding:
Basic	49,406,562	48,853,619	49,316,539	48,745,892
Diluted	49,406,562	48,853,619	55,206,943	48,745,892

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES

Reconciliation of Adjusted EBITDA to Net Income (Loss):

	For the Three Month Periods Ended		For the Six Month Periods Ended
	August 3,	July 28,	August 3,	July 28,
	2013	2012	2013	2012

Adjusted EBITDA (000's)	$3,780	$698	$9,576	$(261)
Less:
Debt extinguishment	-	-	-	(500)
Non-cash share-based compensation	(791)	(686)	(1,650)	(1,677)
EBITDA (as defined) (a)	2,989	12	7,926	(2,438)

A reconciliation of EBITDA to net income (loss) is as follows:

EBITDA (as defined) (a)	2,989	12	7,926	(2,438)
Adjustments:
Depreciation and amortization	(3,149)	(3,474)	(6,402)	(6,952)
Interest income	3	4	14	4
Interest expense	(348)	(384)	(726)	(3,192)
Income taxes	(294)	(3)	(588)	(6)
Net income (loss)	$(799)	$(3,845)	$224	$(12,584)

EBITDA as defined for this statistical presentation represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes.  The Company defines Adjusted EBITDA as EBITDA excluding debt extinguishment, non-operating gains (losses); non-cash impairment charges and writedowns, and non-cash share-based compensation expense.

Management has included the term Adjusted EBITDA in its EBITDA reconciliation in order to adequately assess the operating performance of the Company's television and internet businesses and in order to maintain comparability to its analyst's coverage and financial guidance, when given.  Management believes that Adjusted EBITDA allows investors to make a more meaningful comparison between our business operating results over different periods of time with those of other similar companies.  In addition, management uses Adjusted EBITDA as a metric measure to evaluate operating performance under its management and executive incentive compensation programs.  Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity.  Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies.

Contacts

Media:
Dawn Zaremba
ShopNBC
dzaremba@shopnbc.com
(952) 943-6043 O

Investors:
David Collins, Eric Lentini
Catalyst Global LLC
vvtv@catalyst-ir.com
(212) 924-9800 O
(917) 734-0339 M